SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Bristol-Myers Squibb Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-0790350
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

345 Park Avenue, New York, NY	10154
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.000% Notes due 2025	New York Stock Exchange, LLC
1.750% Notes due 2035	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-182852

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder are “1.000% Notes due 2025” and “1.750% Notes due 2035.” For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Notes” in the prospectus supplement, dated April 29, 2015, which was filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2015, pursuant to Rule 424(b)(5) under the Securities Act of 1933, and the prospectus, dated July 26, 2012, contained in our effective registration statement on Form S-3 (Registration No. 333-182852), which registration statement was filed with the Commission on July 26, 2012, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 1, 1993, between Bristol-Myers Squibb Company and JPMorgan Chase Bank (as successor trustee to The Chase Manhattan Bank (National Association)) (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K dated May 27, 1993 and filed on June 3, 1993).

4.2	Eighth Supplemental Indenture, dated as of May 5, 2015, between Bristol-Myers Squibb Company and The Bank of New York Mellon, as Trustee, to the Indenture dated as of June 1, 1993 (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K dated May 5, 2015).

4.3	Form of 1.000% Notes due 2025 (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K dated May 5, 2015).

4.4	Form of 1.750% Notes due 2035 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K dated May 5, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Bristol-Myers Squibb Company

By:	/s/ Sandra Leung
Name:	Sandra Leung
Title:	General Counsel and Corporate Secretary

Dated: May 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of June 1, 1993, between Bristol-Myers Squibb Company and JPMorgan Chase Bank (as successor trustee to The Chase Manhattan Bank (National Association)) (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K dated May 27, 1993 and filed on June 3, 1993).

4.2	Eighth Supplemental Indenture, dated as of May 5, 2015, between Bristol-Myers Squibb Company and The Bank of New York Mellon, as Trustee, to the Indenture dated as of June 1, 1993 (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K dated May 5, 2015).

4.3	Form of 1.000% Notes due 2025 (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K dated May 5, 2015).

4.4	Form of 1.750% Notes due 2035 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K dated May 5, 2015).